Exhibit 10.1

CONVERTIBLE NOTE EXCHANGE AGREEMENT

可转换债券转换协议

This Convertible Note Exchange Agreement (the “Agreement”), is made and entered into on March 17, 2017 (the “Effective Date”), by and among Wave Sync Corp., a Delaware company (the “Company”), and Zaixian Wang and Mei Yang, each of whom currently owns convertible notes (“Convertible Notes”) of the Company, in respective amounts as listed in Exhibit A (each, a “Noteholder” and collectively, the “Noteholders”). The Noteholders and Company are sometimes hereinafter collectively referred to as the “Parties” and each individually as a “Party”.

本可转换债券转换协议（以下简称“协议”），于2017年3月 17 日，由Wave Sync Corp.，一家特拉华公司（以下简称“公司”）， 与Zaixian Wang和Mei Yang签订。Zaixian Wang和Mei Yang每人各拥有本公司可转换债券（以下简称“可转换债券”），各自的债券数量列在附表A中（分别，一个“债券持有人”及统称为，“债券持有人”）。债券持有人和本公司在以下有时候统称为“各方”，各自单独称为“一方”。

RECITALS

說明條款

WHEREAS, the Company has 19,920,876 shares of common stock of the Company, par value $0.001, issued and outstanding (the “Common Shares”);

鉴于，本公司拥有19,920,876已发行的普通股，面值0.001美元（以下简称“普通股”）；

WHEREAS, Zaixian Wang owns $2,050,000 Convertible Notes and Mei Yang owns $163,673 Convertible Notes, which are also set forth in Exhibit A;

鉴于，Zaixian Wang拥有2,050,000美元的可转换债券，Mei Yang拥有163,673美元的可转换债券，这些债券均列在附件A中；

WHEREAS, each of the holders has agreed to exchange for or convert to his or her Convertible Notes Common Shares of the Company at the Exchange Ratio, as defined below;

鉴于，各持有人已同意将各自的可转换债券按下文所界定的转换比率转换成本公司的普通股股份；

WHEREAS, the Parties have determined that it is desirable and in the best interests of the Parties to effect this Agreement.

各方已经确定，实施本协议是各方希望的并符合各方的最佳利益。

AGREEMENT

协议

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements herein contained, the Parties hereto, intending to be legally bound, hereby agree as follows:

现在，因此，考虑到上述以及本协议所包含的相互承诺，声明，保证，约定和协议，本协议双方意图使其具有法律约束力，特此同意如下：

ARTICLE 1
CONVERTIBLE NOTE EXCHANGE

第一章

可转换债券交换

1.1.       Convertible Note Exchange. At the Closing, each of the Noteholders shall transfer, convey, assign and deliver to the Company all of their Convertible Notes free and clear of all Liens in exchange for an aggregate of 1,106,837 Common Shares, which shall be allocated in the respective amounts as listed in Exhibit A. Each of the Noteholders agrees to forfeit or cancel any or all of the unpaid interest of the Convertible Notes accrued as of the Effective Date.

可转换债券转换。在交割时，各债券持有人须转移，转易，转让并交付给公司所有的可转换债券及其自所有留置权，以交换合计1,106,837股份的普通股，该普通股应按照附件A所列金额分配。

The closing (the “Closing”) of the transactions contemplated by this Agreement, shall take place at the offices of the Company in New York, commencing upon the satisfaction or waiver of all conditions and obligations of the Parties to consummate the Transactions.

截止本协议项下拟进行的交易（“交割”），应在公司在纽约的办公室进行，开始于双方完成交易的所有条件及责任获达成或豁免后。

1.2.       Exchange Ratio. The Convertible Notes shall be converted to Common Shares of the Company at such a per share price that equals to eighty percent (80%) of the average closing prices of the Company’s common stock as quoted on the OTCQB market for a period of ten trading days immediately preceding March 10, 2017, included.

转换率。该可转换债券将按照，等同于本公司普通股在OTCQB市场上自2017年3月10日（包含3月10日）前的十个交易日的平均收盘报价的百分之八十（80%）的每股价格转换为本公司普通股。

As used herein, “Trading Day” means any day that the Over the Counter Markets Group (“OTC”) is open for trading.

如本文中所使用的，“交易日”是指美国场外交易集团（“OTC”）开放交易的任何日期。

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1.3.      Change of the Company’s Registration Record. As soon as practicable after the Closing, the Company shall amend or cause amended its share registration record to reflect the equity ownership of the Noteholders, which will be equal to approximately 5.26% of then issued and outstanding Common Shares in an aggregate amount of 21,027,713.

更改本公司注册记录。交割完成后，在可行的时间范围内，本公司将修订或促使修订其股份登记纪录，以反映债券持有人的股本权益，大约占已发行和将要发行的普通股股份5.26％，已发行和将要发行的普通股股份总额为21,027,713股。

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF THE NOTEHOLDERS

第二章

债券持有人声明和保证

Each Noteholder, severally but not jointly and only as to itself, represents and warrants to the Parties, as follows:

每名债券持有人各自而非彼此共同，仅就其本身，向其他各方作出以下声明及保证：

2.1.       Power and Authority. All acts required to be taken by each of the Noteholders to enter into this Agreement and to carry out the Transactions described herein have been properly taken. The obligations of the Noteholders under this Agreement constitute legal, valid and binding obligations of the Noteholder, enforceable against the Noteholder in accordance with the terms hereof.

权力和权限。所有各债券持有人已经适当执行为订立本协议并进行该交易的必要的行为。本协议规定的债券持有人的义务是合法、有效且具约束力的债券持有人义务，根据本协议条款可对债券持有人们执行。

2.2.       No Conflicts. The execution and delivery of this Agreement by each of the Noteholder (i) will not require the consent of any Governmental Entity under any Laws; (ii) will not violate any Law, regulations or ordinances applicable to such Noteholder; and (iii) will not violate or breach any contractual obligations of such Noteholder based on any Contract to which the Noteholder is a party and which prohibits the Transactions contemplated hereby.

无冲突。每个债券持有人在（i）执行和交付本协议时将不需要任何政府实体的批准或者同意; （ii）将不会违反适用于该债券持有人的任何法律，法规或条例; 及（iii）将不会违反债券持有人所订立的任何合约，或违反该票据持有人的任何合约义务，并且有合约禁止该交易。

2.3.       No Finder’s Fee. Neither the Noteholder nor its agent or representative has engaged any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the Transactions contemplated herein.

无中介费用。债券持有人及其代理人或代表均没有聘请任何经纪人或中介，或对此交易产生的任何经纪佣金费用，佣金或中介费用承担任何责任。

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2.4.       Convert Entirely for Own Account. The Common Shares to be acquired by each of the Noteholders hereunder will be acquired for investment for their own accounts, and not with a view to the resale or distribution of any part thereof, and each Noteholder has no present intent of selling or otherwise distributing any of Common Shares, except in compliance with applicable securities laws.

完全为自己的账户购买。本公司各个债券持有人将为自己的投资目的转换普通股，而不是为了转售或分配其转换的普通股股份，并且每个债券持有人目前均没有意图出售或以其他方式分配任何普通股，除非符合适用的证券法。

2.5.       Available Information. Each Noteholder has such Knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an equity investment in the Company and has had an opportunity to ask questions of and receive answers from the management team of the Company relative to the financial condition and affairs of the Company. Each Noteholder has access to all the disclosure documents published by the Company pursuant to its obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

可用信息。每名债券持有人在财务及商业事务方面具有知识及经验，使其可以评估本公司股权投资的优点及风险，并有机会向本公司管理团队提出和本公司的财务状况及事务相关的问题并从公司管理层获得答案。每名债券持有人均有渠道得到并且审阅本公司的根据经修订的1934年证券交易法（“证券交易法”）所规定的发行的所有披露文件。

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

第三章

本公司的声明和保证

The Company represents and warrants to the other Parties that:

本公司的向其他各方声明并保证：

3.1.       Organization, Standing and Corporate Power. The Company is duly organized, validly existing and in good standing under the Laws of Delaware and has the requisite corporate power and authority and all government licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted.

公司组织，状态和公司权力。本公司根据特拉华州法律妥善组织，有效存续并具有良好的信誉，并且拥有必要的企业权力和授权，所有政府许可证，授权，许可，同意和批准，以拥有或者租赁的范式经营其业务，并合法开展正在进行的业务。

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The execution and delivery of this Agreement by the Company and the consummation of the Transactions contemplated by this Agreement will not result in any Material violation of the Company’s articles of incorporation and bylaws or any applicable Law.

本公司执行和交付本协议以及本协议规定的交易完成不会导致严重违反公司章程或章程或任何适用法律。

3.2.      Capital Structure of the Company. As of the date of this Agreement, all outstanding shares of common stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. As of the date hereof, there are 19,920,876 shares of common stock of the Company, issued and outstanding. As soon as practicable after the Closing, the Company shall update its share registration record to reflect the new ownership of the Common Shares exchanged pursuant to this Agreement.

本公司资本结构。截至本协议日期，本公司所有已发行普通股股份已授权，有效发行，已全额付清并不可向其股东对股票的价值加价，且不受先前存在的股东的优先权的约束。 在本协议生效日，本公司已发行普通股19,920,876股。 在交易完成后，公司将尽快更新其股份登记记录，以反映根据本协议交换的普通股的所有权。

3.3.      Governmental Authorization. No consent, approval, Order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required in connection with the execution and delivery of this Agreement or the consummation of the Transactions contemplated hereby.

政府授权。在执行和交付本协议或交易完成时，不需要同意，批准，命令，授权或注册，申报或向任何政府实体提交或通知任何政府实体。

3.4.       Absence of Certain Changes or Events. As of the Company’s Balance Sheet Date, the Company has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been any:

没有重大变更。截至本公司资产负债表日，本公司仅按照过去惯例的业务经营，并且没有、目前没有任何：

(i)       Material Adverse Change with respect to the Company;

对本公司不利的重大变动;

(ii)      condition, event or occurrence which could reasonably be expected to prevent, hinder or Materially delay the ability of the Company to consummate the Transactions;

特定条件或者事件的发生，该事件或者条件可合理地被认为能阻止，阻碍或实质延迟本公司完成本交易的能力;

(iii)     incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices;

本公司就除借入款项以外的借入款项的负债的发生，承担或担保，而非在正常程序中，以及与过往惯例相符的金额及条款;

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(iv)       creation or other incurrence by the Company of any Lien on any Asset other than those incurred in the ordinary course consistent with past practices;

本公司就根据过往惯例的普通业务外，由本公司创造或引发的任何资产上的留置权或者质押权;

(v)       labor dispute, other than routine, individual grievances, or, to the Knowledge of the Company, any activity or proceeding by a labor union or representative thereof to organize any employees of the Company to conduct any lockouts, strikes, slowdowns, work stoppages or threats by or with respect to such employees;

除常规外的个人不满之外的劳动争议，或本公司所知的，工会或其代表的任何活动或程序，组织公司的任何员工进行任何闭厂，罢工，减工，停工或对上述事宜的威胁;

(vi)       payment, prepayment or discharge of liability other than in the ordinary course of business or any failure to pay any liability when due;

除正常业务过程以外的任何付款，预付款或债务免除，或在到期时未能支付的任何债务清偿;

(vii)       Material write-offs or write-downs of any Assets of the Company;

本公司任何资产的重大减值或减少;

(viii)       transactions or commitments made, or any Contract or agreement entered into, by the Company relating to its Assets or business (including the acquisition or disposition of any Assets) or any relinquishment by the Company or any Contract or other right, in either case, Material to the Company, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated in this Agreement;

除了在正常过程中的交易和承诺，符合过去的做法和本协议中所设想的交易外，本公司就其资产或业务（包括收购或处置任何资产）或本公司或任何合约或其他权利所放弃的交易或承诺;

(ix)       damages, destruction or losses having, or reasonably expected to have, a Material Adverse Change on the Company; or

本公司存在或合理预期会有重大不利变动的损害赔偿，毁灭或损失;或者

(x)       other conditions, events or occurrence which individually or collectively could reasonably be expected to have a Material Adverse Change to the Company.

能合理预期的单独或集体地对本公司造成重大不利变动的其他条件或者事件。

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3.5.       Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the Transactions.

无中介费用。债券持有人及其代理人或代表均没有聘请任何经纪人或中介，或对此交易产生的任何经纪佣金费用，佣金或中介费用承担任何责任。

3.6.       Board Recommendation. The board of directors of the Company (the “Board”) has determined that the terms of the Transactions are fair to and in the best interests of the existing shareholders of the Company.

董事会建议。 本公司的董事会（“本公司董事会”）已确定该等交易的条款属公平，并符合本公司股东的最佳利益。

3.7        No Conflicts. The execution and delivery of this Agreement by the Company (i) will not violate any Law, regulations or ordinances applicable to the Company; and (ii) will not violate or breach any contractual obligations of the Company based on any Contract to which the Company is a party and which prohibits the Transactions contemplated hereby.

无冲突。本公司执行和交付本协议（i）不会违反适用于本公司的任何法律，法规或条例; 及（ii）不会造成本公司对任何其签署的合约的违约责任，且禁止本公司在本协议项下拟订之交易。

ARTICLE 4

CLOSING DELIVERIES

第四章

交割交付

4.1.        Deliveries from the Company. On the Effective Date, the Company shall issue and deliver to each of the Noteholders Common Shares of the Company in the respective amounts as listed in Exhibit A.

公司交付。于生效日期，本公司将发行及交付本公司各债券持有人普通股，各自的数额如附件A所载。

4.2.        Deliveries from the Noteholders. On the Effective Date, each Noteholder shall deliver or cause to be delivered to the Company all of the Convertible Notes held by them accompanied with appropriate documents, as shall be reasonably acceptable to the Company, consenting to the cancellation of such Convertible Notes.

债券持有人交付。在生效日，每名债券持有人须将其持有的所有可转换债券连同适当文件交付或安排交付予本公司，并而本公司可合理接纳，同意取消该等可转换债券。

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ARTICLE 5

CONDITIONS TO THE CLOSING

第五章

交割条件

The following events described herein must occur or be caused to occur before the Closing, unless any of the events is waived by all of the Parties collectively:

本文所述的以下事件必须在交割前发生或使之发生，除非有任何事件是由所有缔约方共同豁免的：

(i)       the representations and warranties of the Noteholders and the Company described respectively in Articles 2 and 3 shall be true and correct in all Material respects on and as of the Effective Date with the same force and effect as if made on such a date;

分别在第2和第3章中描述的债券持有人和公司的声明和保证在生效日期当日及之后的所有重大方面应是真实和正确的，具有与在该日期时相同的效力和效果;

(ii)       no Material Adverse Change in the business or financial condition of the Company and the Company shall have occurred or be threatened to occur since the date of this Agreement, and no action, suit or proceedings shall be threatened or pending before any court, governmental agency, authority or regulatory body seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement or that, if adversely decided, has or may have a Material Adverse Change;

无本公司及本公司业务或财务状况的重大不利变动自本协议日期起已发生或有可能发生，且任何诉讼提出，诉讼或法律程序不得在任何法院，政府实体， 权力或监管机构寻求限制，禁止或获得与本协议或本协议所设想的交易完成相关的损害赔偿或其他救济，或可能做出的不利决定具有或可能对本协议有重大不利的变化;

(iii)       the Company shall have delivered to each of the Noteholders a certificate executed by the secretary of the Company certifying: (a) resolutions duly adopted by the Board of the Company authorizing this Agreement and the Transactions and (b) the articles of incorporation and bylaws of the Company as in effect immediately prior to the Effective Date, including all amendments thereto.

本公司须向每名债券持有人交付本公司秘书签发的证明书，证明：（a）本公司董事会正式通过授权本协议及交易的决议案及（b）公司章程及细则于生效日期前生效，包括其所有修订。

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ARTICLE 6
TERMINATION

第六章

协议的终止

6.1.       Termination. This Agreement may be terminated and rescinded at any time (the “Termination Date”) prior to the Effective Date:

终止。本协议可以在生效日期之前随时终止和撤销（“终止日期”）：

(i)       by either the Company, or any of the Noteholders, if any of the three Parties has breached any representation or warranty set forth in this Agreement and such breach has resulted or can reasonably be expected to result in a Material Adverse Change on such other Parties or would prevent or Materially delay the consummation of the Transactions; or

本公司或任何债券持有人，如果三方中任何一方违反本协议中规定的任何声明或保证，并且此类违约已导致或可以合理预期导致此类其他缔约方或将防止或实质上延迟交易的完成; 或者

(ii)      by any Party, if a permanent injunction or other Order by any court which would make illegal or otherwise restrain or prohibit the consummation of the Transactions shall have been issued and shall have become final and nonappealable;

任何一方，如果任何法院作出非法或以其他方式限制或禁止完成交易的永久禁止令或其他命令已经发出，并且已成为最终和不可上诉的;

6.2.       Notice of Termination. Any termination of this Agreement will be effective immediately upon by the delivery of written notice of the terminating Party to the other Parties hereto specifying with reasonable particularity the reason for such termination.

终止通知。 本协议的任何终止将在终止方向其他缔约方发出书面通知后立即生效，并在合理的特殊情况下具体说明终止的理由。

ARTICLE 7

MISCELLANEOUS

第七章

其他

7.1.       Entire Agreement.   This Agreement constitutes the entire agreement among the Parties relating to the subject matter hereof, superseding any and all prior or contemporaneous oral and prior written agreements, understandings and letters of intent. This Agreement may not be modified or amended nor may any right be waived except by a writing which expressly refers to this Agreement, states that it is a modification, amendment or waiver and is signed by all Parties with respect to a modification or amendment or the Party granting the waiver with respect to a waiver. Neither course of conduct or dealing nor trade custom or usage shall modify any provisions of this Agreement.

全部协议。本协议构成双方之间关于本协议标的事项的完整协议，取代任何及所有先前或同期的口头和先前书面协议、谅解和意向书。 本协议不得修改或修订，也不得免除任何权利，除非明确提及本协议的书面声明，该协议是修改，修改或放弃，并由所有缔约方对修改或修改或 就放弃而给予豁免的一方。 任何行为或交易的行为或贸易习惯或使用不得修改本协议的任何条款。

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7.2.       Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible, in a mutually acceptable manner, to the end that Transactions are fulfilled to the extent possible.

可分割性。 如果本协议的任何条款或其他条款无效、非法或无法通过任何法律法规或公共政策强制执行，则本协议的所有其他条件和规定仍然具有完全的效力和效力，只要经济或预期交易的法律实质不受任何方面的不利影响。 在确定任何条款或其他条款无效、非法或无法执行时，本协议双方应真诚协商修改本协议，以便在双方均可接受的情况下尽可能实现双方的原始意图以尽可能实现交易为目的。

7.3.      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, U.S. applicable to Contracts made and to be performed entirely within such a jurisdiction.

适用法律。本协议受美国特拉华州法律的管辖，并根据美国特拉华州法律适用于完全在此类管辖范围内完成的合同。

7.4.      Parties in Interest. This Agreement shall be binding upon and inure to the benefits of the Parties hereto.

各利益方。本协议对本协议各方的利益具有约束力。

7.5.      Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one Party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party hereto, each other Party hereto shall re-execute original forms hereof and deliver them in person to all other Parties.

协议的文本。本协定可以同时由两个或多个对等方同时执行，其中任何一方不必包含一个以上缔约方的签名，但所有这些对方一起构成同一项协定。 通过传真机或电子邮件（任何此类交付，“电子交付”）提供的本协议，应以各种方式对待并尊重为原始协议或文书，并应被视为具有相同的法律约束效力，视同其本人签署的原件。 应任何缔约方的请求，本协定另一方应重新签署本协定的原始形式并将其交付所有其他缔约方。

7.6       English Prevails. Should there be any inconsistency or conflict between the English and Chinese versions of the Agreement, the English version shall prevail.

英文版本优先。 如果协议的中英文版本有任何不一致或冲突，以英文版本为准。

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ARTICLE 8

DEFINITIONS

第八章

定义

The following terms, as used in the Agreement, have the following meanings:

协议中使用的以下术语具有以下含义：

“Assets” shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

“资产”是指实际，个人或混合，有形或无形，累计或或有的，或以其他方式涉及或利用的所有各种类型，属性，性质和描述的资产，财产，业务和权利，无论直接或间接，无论是否持有该人的账簿和记录，以及是否以该人的名义或任何该人的任何关联公司以及无论位于何处。

“Contract” means any written or oral agreement, arrangement, commitment, contract, indenture, instrument, lease, obligation, plan, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or by which such Person is bound

“合同”是指任何形式或特性的任何书面或口头协议，安排，承诺，合同，契约，文书，租赁，义务，计划，限制，理解或承诺是其中任何一方的任何人，该人是与本方绑定的。

“Governmental Entity” shall mean any government or any agency, bureau, board, directorate, commission, court, department, official, political subdivision, tribunal, or other instrumentality of any government, whether federal, local, domestic or foreign.

“政府实体”是指任何政府或任何政府，无论是联邦，地方，国内或国外的任何政府或任何机构，局，董事会，董事会，委员会，法院，部门，官员，政治分部，法庭或其他工具。

“Knowledge” means the actual knowledge of the officers of a party, and knowledge that a reasonable person in such capacity should have after due inquiry.

“ 知识”是指一方当事人的实际知识，以及知道具有这种能力的合理人员经过适当调查后应具有的知识。

“Law” means any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, liabilities or business, including those promulgated, interpreted or enforced by any Governmental Entity.

“法律”是指适用于个人或其资产，负债或业务的任何法典，法律，法令，规章，报告或许可要求，规则或法规，包括由任何政府实体颁布，解释或强制执行的任何规则，法律。

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“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interests or encumbrance of any kind in respect to such asset, other than any encumbrances created by the Parent.

“质押”是指对于任何资产，任何抵押，留置权，质押，押记，担保权益或任何种类的此类资产的产权负担，但由母公司创造的任何产权负担除外。

“Material” and “Materially” for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine Materiality in that instance.

对于本协议，“重大”和“实质性”应根据相关事项的事实和情况确定;前提是本协议中规定的任何特定货币金额将决定这种情况下的重要性。

“Material Adverse Change” means, with respect to any Person or Party, a material adverse change on the condition (financial or otherwise), business, Assets, liabilities or the reported or reasonably anticipated future results or prospects of such Person taken as a whole; provided, however, that any adverse change, event, development or effect arising from or relating to any of the following shall not be taken into account in determining whether there has been a material adverse change: (a) general business or economic conditions, (b) national or international political or social conditions, including the engagement by or Taiwan in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon Taiwan, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of Taiwan, (c) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (d) changes in generally accepted accounting principles, (e) changes in laws, rules, regulations, orders, or other binding directives issued by any Governmental Entity or (f) the taking of any action required by this Agreement and the other agreements contemplated hereby.

“重大不利变化”是指对于任何个人或一方而言，对该人的整体状况（财务或其他），业务，资产，负债或报告或合理预期的未来结果或前景的重大不利变化;但是，在确定是否存在重大不利变化时，不得考虑由以下任何事项引起或与之相关的任何不利变更，事件，发展或影响：（a）一般业务或经济条件， b）国家或国际政治或社会条件，包括台湾参与敌对行动，无论是否根据国家紧急情况或战争的宣布，或对台湾或其任何领土发生任何军事或恐怖主义攻击（c）金融，银行或证券市场（包括其任何破坏以及任何证券或任何市场指数的价格下跌），财产，外交或领事机构或任何军事装置，设备或人员， （d）普遍接受的会计原则的变化，（e）法律，规则，条例，命令或任何政府实体发布的其他具有约束力的指令的变化，或（f）特此采取本协议和其他所订立的协议。

“Order” means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any Governmental Entity.

“命令”是指任何政府实体的任何行政决定或裁决，法令，禁令，判决，命令，准司法裁决或裁决，裁决或令状。

“Person” means an individual, a corporation, a partnership, an association, a trust, a limited liability company or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

“个人”是指个人，公司，合伙，协会，信托，有限责任公司或任何其他实体或组织，包括政府或政治分部或其任何机构或工具。

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[此页的剩余部分有空白。]

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on the date first written above by their respective officers thereunto duly authorized.

为证明其中每一方，本协议自上述第一句所述日期起由其各自的官员在正式授权下执行。

COMPANY: Wave Sync Corp.
本公司

By:	/s/ Zuyue Xiang
Name:	Zuyue Xiang
Title:	CEO

NOTEHOLDERES:
债券持有人

By:	/s/ Zaixian Wang
Name:	Zaixian Wang

By:	/s/ Mei Yang
Name:	Mei Yang
Title:	President of the Company

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Exhibit A

附件A

Noteholder 债券持有人	Amount of Convertible Notes Owned by Noteholders Before the Closing 债券持有人在 交割前拥有的 可转换债券金额	Number of Common Shares Owned by Noteholders after the Closing 债券持有人在 交割后拥有的 普通股股数	Amount of Convertible Notes Owned by Noteholders After the Closing 债券持有人在 交割后拥有的 可转换债券金额
Name姓名: Zaixian Wang Address: 地址 22 Witte Place, West Orange, NJ 07052	$2,050,000	1,025,000	0
Name姓名: Mei Yang Address: 地址	$163,673	81,837 (1)	0
Total 总（数）额	$2,213,673	1,106,837	0

*Exchange Ratio: $2 per share 转化率： 每股2美元

(1) The fractional share has been rounded up to the nearest whole share. 不足1股的股份按照四舍五入的方式计算。

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